UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2020

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant to Purchase Common Stock

In a Current Report on Form 8-K filed with the Securities Exchange Commission on June 25, 2020, Abraxas Petroleum Corporation (“Abraxas”) (NASDAQ:AXAS), reported that it had entered into (a) a Waiver and Second Amendment to Term Loan Credit Agreement, dated June 25, 2020 (the “2L Amendment”), with Angelo Gordon Energy Servicer, LLC (“Angelo Gordon”) and certain lenders thereto; and (b) a Fee Letter, dated June 25, 2020 (the “Fee Letter”) with Angelo Gordon and certain lenders thereto, pursuant to which Abraxas would, among other things, (i) grant warrants having an exercise price of $0.01 in an amount equal to 19.9% of the fully diluted common equity of Abraxas to Angelo Gordon and the lenders; and (ii) take such reasonable steps as necessary to grant the lenders either (1) the right to appoint one member to Abraxas’ Board of Directors (the “Board”), or (2) Board observation rights reasonably satisfactory to the administrative agent.

In accordance with the terms of the 2L Amendment and the Fee Letter, on August 11, 2020, Abraxas granted the warrants having an exercise price of $0.01 in an amount equal to 33,445,792 shares of common equity of Abraxas to Angelo Gordon’s designee, AG Energy Funding, LLC on behalf of Series 17 and Series 20 (“AGEF”), by executing the Warrant to Purchase Common Stock (the “Warrant”). The Warrant was granted in connection with, and to induce Angelo Gordon and the lenders to enter into, the 2L Amendment and the Fee Letter.

The foregoing summary of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In accordance with the terms of the 2L Amendment and the Fee Letter, on August 11, 2020, Abraxas entered into the Registration Rights Agreement (the “Rights Agreement”) by and between Abraxas and AGEF, pursuant to which the parties agreed to customary demand and piggyback registration rights, anti-dilution provisions, and other protective rights pertaining to the Warrant.

The foregoing summary of the Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Governance Agreement

In accordance with the terms of the 2L Amendment and the Fee Letter, on August 11, 2020, Abraxas entered into the Governance Agreement (the “Governance Agreement”), by and between Abraxas and AGEF, pursuant to which Abraxas agreed to appoint a designee of AGEF to Abraxas’ Board. Pursuant to the Governance Agreement, AGEF has designated Todd Dittmann to be a director on Abraxas’ Board. Mr. Dittmann joined AGEF in 2013 to lead its energy strategy. He is a Managing Director and a member of the AGEF’s executive committee, and has spent more than 25 years in energy finance with investing and board experience in both public and private companies. If during the term of the Governance Agreement no Director is serving on the Board as designated by AGEF, then AGEF shall have the right to designate an individual to be appointed as a non-voting observer to Abraxas’ Board. The Governance Agreement will terminate upon the earliest of: (a) the first date on which (1) AGEF or any of its Affiliates (as defined in the Governance Agreement) cease to beneficially own greater than 5% of Abraxas’ common stock (on an as converted basis and taking into account any adjustments pursuant to Section 4 of the Warrant) outstanding or (2) the Exercise Period (as defined in the Warrant) has expired without any of the holders thereof having exercised any Warrant; and (b) the agreement of AGEF in writing.

The foregoing summary of the Governance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Governance Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Non-Reliance on Representations and Warranties of Agreements

The Warrant, the Registration Agreement, and the Governance Agreement contain representations and warranties that Abraxas made as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties, none of Warrant, the Registration Agreement, and the Governance Agreement are intended to be a source of factual, business, or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the respective benefit of the parties to the Warrant, the Registration Agreement, and the Governance Agreement. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Warrant, the Registration Agreement, and the Governance Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

See the disclosure in Item 1.01 of this Current Report on Form 8-K as it relates to the Warrant.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2020, Abraxas’ Board voted to increase the size of the Board to four, and Todd Dittmann was appointed, effective as of August 11, as a member of Abraxas’ Board to fill the vacancy and to serve until he or his successor shall be duly elected and qualified at the 2020 annual meeting of Company’s stockholders or until his earlier death, resignation, retirement, disqualification, removal, or until such date as the Governance Agreement is terminated in accordance with its terms. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Dittmann.

Mr. Dittmann is an executive of Angelo Gordon, and upon effectiveness of appointment to Abraxas’ Board, Mr. Dittmann will become subject to Section 16 of Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

D.	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Warrant to Purchase Common Stock.
Exhibit 10.2	Registration Rights Agreement.
Exhibit 10.3	Governance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris

Steven P. Harris

Vice President, Chief Financial Officer

Dated: August 12, 2020

EXHIBIT INDEX

Exhibit Number	Description
10.1	Warrant to Purchase Common Stock.
10.2	Registration Rights Agreement.
10.3	Governance Agreement.